Exhibit 17(a)

FORM OF PROXY CARD

THE ROYCE FUND

PROXY	ROYCE SMALL-CAP LEADERS FUND	PROXY
745 Fifth Avenue
New York, New York 10151

This Proxy is Solicited on Behalf of the Board of Trustees of The Royce Fund

The undersigned hereby appoints Christopher D. Clark and John E. Denneen or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Royce Small-Cap Leaders Fund (the “Fund”), a series of The Royce Fund, held of record by the undersigned on March 18, 2019 at the Special Meeting of Shareholders of the Fund to be held on May 28, 2019, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

To vote by Telephone
1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call [1-_-_-_]
3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote by Internet
1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to Website [www._________.com]
3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote, mark blocks below in blue or black ink as follows: x

ROYCE SMALL-CAP LEADERS FUND

1. PROPOSAL TO CONSIDER AND APPROVE A PLAN OF REORGANIZATION OF THE ROYCE FUND, ON BEHALF OF ROYCE SMALL-CAP LEADERS FUND (“SMALL-CAP LEADERS”), ROYCE SMALL/MID-CAP PREMIER FUND, AND ROYCE PENNSYLVANIA MUTUAL FUND (“PENNSYLVANIA MUTUAL”), WHEREBY ALL OF THE ASSETS OF SMALL-CAP LEADERS WOULD BE TRANSFERRED TO PENNSYLVANIA MUTUAL IN EXCHANGE FOR PENNSYLVANIA MUTUAL’S ASSUMPTION OF ALL OF THE LIABILITIES OF SMALL-CAP LEADERS AND PENNSYLVANIA MUTUAL’S ISSUANCE TO SMALL-CAP LEADERS OF SHARES OF BENEFICIAL INTEREST OF PENNSYLVANIA MUTUAL.	For	Against	Abstain
	[ ]	[ ]	[ ]

2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER

MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Mark box at right if an address change or	[ ]
comment has been noted on the reverse
side of this card.

Shareholder Sign Here	Date	Co-Owner Sign Here	Date	RECORD DATE SHARES:	CONTROL NUMBER: